FOR IMMEDIATE RELEASE

Contact:	Ilene A. Angarola First Senior Vice President and Director, Investor Relations New York Community Bancorp, Inc. (516) 683-4420	Contact:	Claire M. Chadwick Senior Executive Vice President and Chief Financial Officer PennFed Financial Services, Inc. (973) 669-7366, ext. 267

NEW YORK COMMUNITY BANCORP, INC.
TO ACQUIRE PENNFED FINANCIAL SERVICES, INC.

                                              Transaction Highlights
  Immediately accretive to NYB's GAAP and cash earnings
  Adds 24 branches and deposits of $1.5 billion to NYB's New Jersey franchise
  Boosts NYB's market position from 26th to seventh in Essex County and strengthens its share of market in Hudson and Union Counties
  Attractive transaction metrics, with a core deposit premium of 10.8%
  Significant opportunities for cost savings and profitable deployment of post-merger cash flows into multi-family and other higher-yielding loans
  Consistent with NYB's growth-through-acquisition strategy

Westbury, N.Y. and West Orange, N.J., November 2, 2006 - New York Community Bancorp, Inc. (NYSE: NYB), the $28.9 billion holding company for New York Community Bank and New York Commercial Bank, and PennFed Financial Services, Inc. (NASDAQ/Global Market: PFSB) ("PennFed"), the $2.3 billion holding company for Penn Federal Savings Bank, today announced the signing of a definitive agreement pursuant to which PennFed will merge with and into New York Community Bancorp.

The proposed transaction will add 24 branches and $1.5 billion of deposits to the New York Community Bank franchise in New Jersey, increasing its market share in Essex, Hudson, and Union counties, where it currently has eight branches, and expanding its footprint into the central New Jersey counties of Ocean, Monmouth, and Middlesex. On a pro forma basis, the addition of PennFed's 13 branches in Essex County will boost New York Community's share of deposits in that county from 0.4% to 6.1%, and its market position from 26th to seventh.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, PennFed shareholders will receive 1.222 shares of New York Community Bancorp common stock in a tax-free exchange for each share of PennFed common stock held at the closing date. Based on New York Community Bancorp's closing price of $15.96 on November 2, 2006, the transaction values each share of PennFed at $19.50. The

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transaction has an approximate value of $260 million, representing approximately two times PennFed's tangible stockholders' equity, a 21.7 multiple of its trailing twelve-month operating earnings, and a 10.8% core deposit premium at September 30, 2006.

Consistent with New York Community Bancorp's history of accretive transactions, the acquisition is expected to be immediately accretive to its diluted GAAP and cash earnings per share. The transaction is expected to be completed on or about March 31, 2007, pending the approval of PennFed's shareholders and the approval of state and federal regulatory agencies.

In connection with their approval of the definitive agreement, the directors and executive officers of PennFed, who collectively own approximately 16% of its shares outstanding, have each entered into a voting agreement in favor of the transaction.

PennFed was advised by Sandler O'Neill & Partners, L.P. in the transaction, and legal counsel was provided by Silver, Freedman & Taff, L.L.P. Bear, Stearns & Co. Inc. served as an advisor to New York Community Bancorp and Muldoon Murphy & Aguggia LLP served as legal counsel.

Commenting on the transaction, Joseph R. Ficalora, President and Chief Executive Officer of New York Community Bancorp, stated, "We are very pleased to announce this latest addition to our growing banking family. PennFed is a well regarded institution, with an attractive mix of deposits and a $1.7 billion loan portfolio that is notable for its exceptional quality. With the addition of PennFed's branches, we will substantially strengthen our market in Essex, Union, and Hudson counties, while establishing a presence in the central and southern part of the state.

"The acquisition of PennFed is consistent with the five merger transactions we've completed since November 2000, and is a very good example of our growth-through-acquisition strategy. In addition to providing us with additional funding in the form of deposits, the transaction will enable us to enhance our earnings through the repositioning of the post-merger balance sheet. The sale of one-to-four family loans and securities is expected to provide us with cash flows for deployment into multi-family and other higher-yielding loans," Mr. Ficalora said.

Joseph L. LaMonica, President and Chief Executive Officer of PennFed, stated, "Inasmuch as we have always been a community-oriented institution, we are excited to partner with New York Community Bancorp, a company that shares that same community focus, and will continue our tradition of premier customer service to the communities we now serve. We believe that the merger will maximize the value we have created for our shareholders, who we expect will benefit from enhanced financial metrics as well as a substantial increase in their cash dividend as shareholders of New York Community."

Conference Call Set for 9:30 a.m. on November 3rd
New York Community Bancorp has posted to its web site an investor presentation regarding the proposed acquisition, and will host a conference call to discuss the expected benefits of the transaction at 9:30 a.m. Eastern Time on November 3rd. The conference call may be accessed by dialing 800-946-0715 (for domestic calls) or 719-457-2643 (for international calls) and providing the following access code: 7101400. A replay of the conference call will be available approximately two hours following completion of the call through midnight on November 10th, and may be accessed by calling 888-203-1112 (domestic) or 719-457-0820 (international) and providing the same access code. The conference call will also be web cast, and may be accessed by visiting New York Community Bancorp's web site, www.myNYCB.com, clicking on "Investor Relations," and following the prompts. The web cast will be archived through 5:00 p.m. on November 10, 2006.

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New York Community Bancorp, Inc.
New York Community Bancorp, Inc. is the $28.9 billion holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. A New York State-chartered savings bank with 137 offices serving New York City, Long Island, Westchester County, and northern New Jersey, New York Community Bank is the third largest thrift depository in the New York metropolitan region, and operates through seven local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. New York Commercial Bank has 29 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, including 17 branches of Atlantic Bank. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com.

PennFed Financial Services, Inc.
PennFed Financial Services, Inc. is the $2.3 billion holding company for Penn Federal Savings Bank, a New Jersey-based thrift with loans of $1.7 billion, deposits of $1.5 billion, and 24 branches at September 30, 2006. The Company has 13 branches serving the Ironbound section of Newark and the surrounding communities of Essex County, and 11 branches serving customers in select communities in Ocean, Monmouth, Middlesex, Hudson, and Union Counties. Additional information about PennFed, its products, and performance is available at www.pennfsb.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. The proposed transaction will be submitted to PennFed's stockholders for their consideration. New York Community Bancorp, Inc. will file a registration statement containing a proxy statement/prospectus that will be sent to PennFed's stockholders, and other relevant documents concerning the proposed transaction, with the U.S. Securities and Exchange Commission (the "SEC"). PennFed will file relevant documents concerning the proposed transaction with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT CONTAINING THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed with the SEC by New York Community Bancorp, Inc. will be available free of charge from the Investor Relations Department, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Documents filed with the SEC by PennFed will be available free of charge from the Corporate Secretary, PennFed Financial Services, Inc., 622 Eagle Rock Avenue, West Orange, New Jersey 07052.

The directors, executive officers, and certain other members of management of PennFed Financial Services, Inc. may be soliciting proxies in favor of the transaction from the company's shareholders. For information about these directors, executive officers, and members of management, please refer to PennFed's proxy statement for the 2006 Annual Meeting of Stockholders, which is available on its web site and on the SEC's web site, and at the address provided in the preceding paragraph.

Safe Harbor Provisions of the Private Litigation Reform Act of 1995

This release, like other written and oral communications presented by New York Community Bancorp, Inc. and PennFed Financial Services, Inc. (the "Companies") and their authorized officers, may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Companies intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking

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statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, may be identified by their reference to future periods and include, without limitation, those statements relating to the anticipated effects of the transaction between the Companies. The following factors, among others, could cause the actual results of the transaction and the expected benefits of the transaction to the combined company and to the Companies' shareholders, to differ materially from the expectations stated in this release: the ability of the Companies to consummate the transaction; a materially adverse change in the financial condition or results of operations of either company; the ability of New York Community Bancorp, Inc. to successfully integrate the assets, liabilities, customers, systems, and any management personnel it may acquire into its operations pursuant to the transaction; and the ability to realize the related revenue synergies and cost savings within the expected time frames.

In addition, factors that could cause the actual results of the transaction to differ materially from current expectations include, but are not limited to, general economic conditions and trends, either nationally or locally in some or all of the areas in which the Companies and their customers conduct their respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect the Companies' net income, the level of prepayment penalties and other future cash flows, or the market value of their assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the Companies' local markets; changes in the financial or operating performance of the Companies' customers' businesses; changes in real estate values, which could impact the quality of the assets securing the Companies' loans; changes in the quality or composition of the Companies' loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in the customer base of either company; potential exposure to unknown or contingent liabilities of companies targeted by New York Community Bancorp, Inc. for acquisition; the Companies' timely development of new lines of business and competitive products or services within existing lines of business in a changing environment, and the acceptance of such products or services by the Companies' customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; the outcome of pending or threatened litigation or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Companies; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in banking, securities, tax, environmental, and insurance law, regulations, and policies, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which the Companies are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Companies' operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Companies' control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Companies disclaim any obligation to update any forward-looking statements.

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